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                                                                   Exhibit 10.10

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "AGREEMENT") is made and entered into this 31st day of December 1999, and effective as of the 1st day of January 2000 (the "Effective Date") by and between ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation and its successors and assigns ("ADLT") and LOUIS S. FISI (the "CONSULTANT").

                  WHEREAS, ADLT is a public company which is engaged in the business of developing and manufacturing various lighting products and systems; and

                  WHEREAS, the Consultant has had extensive experience as an executive officer of ADLT and other industrial companies as well as an extensive accounting background; and is able to assist ADLT in various on-going projects.

                  NOW THEREFORE, the parties hereto, for valid consideration, the sufficiency of which is hereby acknowledged, agree as follows:

                  1. TERM. This Agreement shall commence on the Effective Date hereof and shall, unless earlier terminated pursuant to Section 6, hereof, terminate on June 30, 2004 (the "TERM").

                  2. SERVICES BY CONSULTANT. Consultant hereby acknowledges and agrees that he shall devote his best efforts and diligently perform the projects assigned by ADLT's Management (as defined below) to him and accepted by him in writing pursuant to the terms of this Agreement.

                  (a) Consultant shall execute and perform various specific assignments for ADLT from time to time as determined by its Chairman, Wayne Hellman ("Management"), and such other assignments as may be reasonably requested. Such assignments shall include but not be limited to the following:

                  (i) act as the litigation coordinator between ADLT and its counsel regarding the pending shareholders' class action lawsuits; and

                  (ii) act as advisor for simplification of ADLT's corporate and business structure.

                  (b) After July 1, 2000, in the event ADLT's Management proposes that Consultant execute and perform substantial and significant special assignments which are beyond the scope of this Agreement, Consultant shall be paid on a per project basis for such special assignments, which amount shall be determined upon agreement of Management and Consultant.

                  (c) Consultant shall execute and perform his duties as a director of ADLT outside the scope of this Agreement. ADLT and Consultant agree that Consultant shall serve the remainder of his current term as a director of ADLT. In addition, Management and ADLT through its Board of Directors, nominate Consultant to a new three-year term ending at ADLT's annual meeting for


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2003. Consultant shall receive the standard compensation and reimbursements of non-employee directors for such duties, including grants of stock options of 20,000 shares of ADLT common stock which options shall vest 5,000 per year beginning upon the effective date of this Agreement and continuing annually through the duration of his Class II directorship.

                  3.  COMPENSATION; CERTAIN ADDITIONAL BENEFITS.

                  (a) During the Term of this Agreement, ADLT shall pay to Consultant, for the services rendered by Consultant hereunder and the non-compete agreement contained in Section 5 below, Ninety Three Thousand Dollars ($93,000.00) from the Effective Date through June 30, 2000, payable on January 1, 2000; thereafter, at the rate of $93,000 per year from July 1, 2000 until June 30, 2004, payable in equal monthly installments.

                  (b) In addition to the compensation to be paid to the Consultant as set forth in Section 3(a) above, ADLT agrees to provide the Consultant with the following benefits during the Term of this Agreement:

                  (i) Payment of Social Security self insurance tax (including medicare) on or with respect to amounts payable to Consultant in connection with this Agreement;

                  (ii) All health, medical and dental insurance coverage (including dependent) shall continue through June 30, 2004, including an annual physical examination;

                  (iii) The use of an office, a computer and computer support, and secretarial services, as needed, and home phone and fax services;

                  (iv) Payment of disability insurance premiums on behalf of Consultant for the Term of this Agreement.

                  (v) The addition of Consultant's participation in ADLT's stock option plan as is currently in effect and as amended during the term of this Agreement, provided that such participation by Consultant will not adversely affect the qualification of such plan under any applicable laws, regulations or rules; and

                  (vi) Reimbursement for customary and reasonable out-of-pocket expenses incurred by Consultant in connection with his services provided under this Agreement.

                  4.  CONFIDENTIALITY.

                  (a) Commencing upon the execution of this Agreement, Consultant shall not disclose, divulge, discuss, copy or otherwise use or suffer to be used any confidential and secret information with regard to the business, operations, customer lists, properties, accounts, books and

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records, data, operating results, sales, know-how, techniques for sales, marketing, products, customers, agreements with customers, suppliers, costs and financial data, memoranda, methods, devices, equipment, processes, procedures, formulas, pricing and other similar corporate properties of ADLT or its subsidiaries (collectively "Trade Secrets"). Consultant hereby recognizes and agrees that the Trade Secrets are valuable, special and unique assets of ADLT's business and that the disclosure or improper use of such Trade Secrets shall cause serious and irreparable injury to ADLT, unless and until such information is in or shall enter the public domain; provided, however, that if the same is in or shall enter the public domain as the result of Consultant's act, then Consultant shall continue to keep such Trade Secrets secret and confidential.

                  (b) On or before the end of the Term of this Agreement, Consultant shall return any and all documents containing any Trade Secrets to ADLT.

                  (c) Consultant shall not disclose the contents and substance of this Agreement to any natural person or legal entity except that Consultant is permitted to disclose the terms of this Agreement to members of Consultant's immediate family, and his financial, legal and tax-planning advisors, as necessary. In the event that Consultant reveals the material terms of this Agreement to members of his immediate family, and/or to his advisors, said person or person shall be instructed that this is a private settlement and that the terms of this Agreement may not be revealed to any other person for any reason whatsoever during the term of this Agreement. As a matter of course, Consultant may disclose the terms of this Agreement in response to any inquiry by the Internal Revenue Service or other taxing authority.

                  (d) Consultant agrees that he will not contact any employee or representatives of ADLT regarding this Agreement, nor discuss its content or the events regarding the termination of his employment. In the event ADLT determines that Consultant has violated this provision of non-contact, all contracts with and offers of ADLT of benefits beyond the date of termination shall be terminated or withdrawn.

                  (e) Consultant acknowledges that he has signed and delivered to ADLT a confidentiality agreement, and that Consultant shall continue to abide by the terms and conditions of such confidentiality agreement.

                  (f) The obligations of Consultant under this Section shall survive the termination of this Agreement.

                  5.  NON-COMPETITION AND RELATED MATTERS

                  (a) NON-COMPETITION. Consultant agrees that during the Term of this Agreement, he will not render services within the continent of North America, directly or indirectly, individually or collectively, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or act as an employee, agent or consultant to, any Conflicting Organization.

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                  (b) ACKNOWLEDGMENT OF REASONABLENESS AND SEVERABILITY.
Consultant acknowledges and agrees that the type and periods of restrictions imposed in this Agreement are fair and reasonable, and that such restrictions are intended solely to protect the legitimate interest of ADLT, rather than to prevent Consultant from earning a livelihood. Consultant recognizes that ADLT competes with other organizations in the business of designing, marketing and manufacturing metal halide lamps and any other work as may have been required or defined by the Board of Directors, and that his access to Confidential Information and other proprietary information could be used to the detriment of ADLT. In the event that any restriction set forth in this Agreement is determined to be overly broad with respect to scope, time or geographic coverage, Consultant agrees that such a restriction or restrictions should be modified and narrowed, either by a court or by, so as to preserve and protect the legitimate interests of ADLT as described in this Agreement, and without negating or impairing any other restrictions or agreements set forth herein.

                  (c) DEFINITIONS. The following capitalized terms shall have the meanings ascribed to them below:

                      (i) "BUSINESS" shall mean the primary business of ADLT which is the design, manufacture and marketing of metal halide fixtures, lamps and components thereto.

                      (ii) "CONFIDENTIAL INFORMATION" shall mean information in any form, which is generally not known to the public, and/or is proprietary to ADLT, including without limitation trade secret information about the Business, and also including information relating to research, development, manufacture, purchasing, accounting, engineering (in any form, including software designs), marketing, merchandising, selling, leasing, servicing, finance and business systems and techniques and information used by the ADLT or received by ADLT on a confidential basis from any third party, and customer lists. All information disclosed to Consultant, or to which Consultant has access, whether originated by Consultant or by others, during the period of his relationship with ADLT, which Consultant on a reasonable basis believe to be Confidential Information, or which is treated by ADLT as being Confidential Information, shall be presumed to be Confidential Information.

                      (iii) "CONFLICTING BUSINESS" shall mean any business, process, system or service of any person or organization other than ADLT, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, the business or any process, system or service concerning the Business (in either sales or non-sales capacity), or about which Consultant acquires Confidential Information.

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                     (iv) "CONFLICTING ORGANIZATION" shall mean any person
                     or organization which is engaged in or about to become engaged in, research on or development, marketing, leasing, selling or servicing of a Conflicting Business.

                  6. TERMINATION.

                 (a) This Agreement shall terminate upon the earlier of (i) a material breach by either party, provided, however, that Consultant's failure to accept a project pursuant to Section 2 above shall not be considered a breach, and provided, further, that the non-breaching party has allowed at least 30 days after notice of such breach for the breaching party to cure, or (ii) expiration of the Term.

                 (b) Upon termination hereof, and other than as set forth in
Section 3(b)(vii) herein above, all obligations of ADLT to the Consultant hereunder shall cease.

                  7. MISCELLANEOUS.

                 (a) Neither party hereto shall assign any of its rights or delegate any of its duties hereunder without the express prior written consent of the other party, except that a change in ownership of ADLT shall not be deemed to be an assignment.

                 (b) This Agreement is binding on each of the parties hereto, including each party's heirs, successors and assigns.

                 (c) This Agreement shall be governed by the laws of the State of Ohio.

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                   (d) All notices shall be served by being sent by facsimile transmission or posted by first class mail to the address of the party set out below or to such other address as either party may notify to the other in writing from time to time.

         WITNESS the due execution hereof as of the day and year first above written.

                           ADVANCED LIGHTING TECHNOLOGIES, INC.

                           By:       /s/ Wayne R. Hellman
                                     -------------------------------------------
                           Name:     Wayne R. Hellman
                                     -------------------------------------------
                           Its:      Chairman, Chief Executive Officer
                                     -------------------------------------------
                           Address:     32000 Aurora Road
                                        Solon, Ohio 44139

                               /s/ LOUIS S. FISI
                           -----------------------------------------------------
                           LOUIS S. FISI, Individually
                           Address:     3486 Muirwood Lane
                                        Richfield, Ohio 44286

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